Exhibit 26 (g) iv. b.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) – Rate Name: Select, with or without the variable rider (GVUL)

This Amendment is effective July 1, 2008.

Part I:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Article XI – Increase in Retention of the above-referenced Agreement in its entirety with the attached Article XI – Increase in Retention             .

Part II:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits             .

Part III:

For new policies issued on or after July 1, 2008, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule H – MassMutual GVUL Reinsurance Example of the above-referenced Agreement in its entirety with the attached Schedule H – MassMutual GVUL Reinsurance Example             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

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RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	3/31/10

Print name:	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	3/31/10

Print name:	Susan Willeat

Title:	VP & Actuary

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ARTICLE XI: INCREASE IN RETENTION

A.	If at any time, the Ceding Company changes its established retention limits for this business, as shown in Schedule B – Reinsurance Limits, written notice of the change will promptly be given to the Reinsurer.

B.	The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage on reinsurance in force in accordance with the following rules and according to the provision in Schedule B- Reinsurance Limits.

1.	Ceding Company’s Participation Percentage .

2.	The Ceding Company’s initial Participation Percentage in either situation described in section (1) will be adjusted based on Schedule G - Rules For Determining QSP’s for GVUL, and Schedule H - MassMutual GVUL Reinsurance Example.

3.	The change in Participation Percentage will become effective on the policy anniversary date.

4.	The new Participation Percentage must apply to all business for a given client reinsured under this Agreement to the extent that their concentration maximum at one location has not been breached.

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: Ceding Company’s Participation Percentage             , and the hierarchy as described in Schedule H: MassMutual GVUL Reinsurance Example. The actual calculation of the Reinsurer’s Participation Percentage is based on the explanation in Schedule G: Rules for Determining QSP’s in GVUL, and Schedule H: MassMutual GVUL Reinsurance Example.             .

Concentration Limit: as used in the agreement, the maximum amount of available capacity at one location.

Ceding Company’s Retention at one location:             .

Issue Ages:

Underwriting type	Issue Ages

[table deleted]

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SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE

            .

Reinsurer	Concentration Limit*	Quota Share Percentage	Threshold	Pecking Order (Low to High)
A	______	______	______	______
B	______	______	______	______
C	______	______	______	______
D	______	______	______	______
E	______	______	______	______
MM	______	______	______	______

*	The Concentration limit is the maximum amount available at one location. It so happens, for purposes of this example, that the maximum amount at one location is the same as the minimum amount at one location which is used in the calculation of the threshold amount.

Footnotes:

1)	Concentration limits are based on the stated limits in the respective treaties.
2)	Customized QSP will be used at all other locations for that case where reinsurer is willing to accept risk.
3)	Once all of the reinsurers reach their established limits, then the Ceding Company will retain any risk left over.
4)	has a limit on the amount ceded per life; therefore, its concentration limit for a location can vary by case.

SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

Ceded Amount (Applying Fixed QSP)
Max Risk in 1 Location	A	B	C	D	E	MM	Total	Shortfall
[table deleted]

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SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

Ceded Amount To Eliminate Shortfall - Based on Pecking Order
Max Risk in 1 Location	A	B	C	D	E	MM	Total	Shortfall

[table deleted]

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SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE

(Continued)

[table deleted]

Customized QSP

Max Risk in 1 Location	A	B	C	D	E	MM	Total
[table deleted]

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) – Rate Name: Select, with or without the variable rider (GVUL)

This Amendment is effective January 1, 2010.

Part I:

The Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits which reflects changes in underwriting guidelines for new cases.

Part II:

The Ceding Company and the Reinsurer agree to replace Schedule F – GVUL Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – GVUL Underwriting Guidelines.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/27/10
Peter G. Ferris
Second Vice President & Actuary

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MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/27/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/27/10
Peter G. Ferris
Second Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	7/20/10
Print name:	Susan Willeat
Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Larry Fischer	Date:	7/20/10

Print name:	Larry Fischer

Title:	VP & Actuary

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance:             .

Reinsurer’s Share: Shares for the Reinsurer             , and the hierarchy as described in Schedule H: MassMutual GVUL Reinsurance Example. The actual calculation of the Reinsurer’s Participation Percentage is based on the explanation in Schedule G: Rules for Determining QSP’s in GVUL, and Schedule H: MassMutual GVUL Reinsurance Example.             .

            .

Concentration Limit: as used in the agreement, the maximum amount of available capacity at one location.

Ceding Company’s Retention at one location:             .

Issue Ages:

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SCHEDULE F: GVUL UNDERWRITING GUIDELINES

[table deleted]